UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 20, 2018
(Date of earliest event reported)

Cinedigm Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 West 36th Street, 7th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-206-8600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders on September 20, 2018 (the “Annual Meeting”) of Cinedigm Corp. (the “Company”), the stockholders of the Company voted on three proposals. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. There was no solicitation of proxies in opposition to management’s nominees as listed in the proxy statement and all of management’s nominees were elected to our Board of Directors. Details of the voting are provided below:

Proposal 1:

To elect six (6) members of the Company’s Board of Directors to serve until the 2019 Annual Meeting of Stockholders (or until successors are elected or directors resign or are removed).

	Votes For	Votes Withheld	Broker Non-Votes
Christopher J. McGurk	22,309,829	1,785,580	7,633,797
Peter C. Brown	23,443,785	651,624	7,633,797
Peng Jin	22,933,065	1,162,344	7,633,797
Patrick W. O’Brien	23,462,963	632,446	7,633,797
Zvi M. Rhine	24,082,392	13,017	7,633,797
Peixin Xu	22,925,022	1,170,387	7,633,797

Proposal 2:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve by non-binding vote, executive compensation.	21,968,298	1,649,355	477,756	7,633,797

Proposal 3:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
To ratify the appointment of EisnerAmper LLP as our independent auditors for the fiscal year ending March 31, 2019.	31,539,262	32,876	157,068	N/A

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 20, 2018	By:	/s/ Gary S. Loffredo
	Name: Title:	Gary S. Loffredo President of Digital Cinema, General Counsel & Secretary